Exhibit 99.1

Contact:
Express-1 Expedited Solutions, Inc.
Mike Welch
269-429-9761
Mike.Welch@xpocorporate.com

XPO REPORTS SOLID FOURTH QUARTER REVENUE GROWTH OF 31%

SAINT JOSEPH, Mich. – February 23, 2011 – Express-1 Expedited Solutions, Inc. (XPO) today reported its earnings for the fourth quarter ended December 31, 2010.

For the year, revenues from continuing operations increased by 58% to approximately $158 million during fiscal 2010 compared to $100 million in fiscal 2009. During the same period, net income improved by 187% to $4,888,000 or $0.15 per fully diluted share compared to $1,705,000 or $0.05 per fully diluted share during 2009.

Additionally, in the fourth quarter, revenue from continuing operations increased by 31% to $41.6 million compared to $31.6 million in the fourth quarter of 2009.  During the same period, net income improved 36% to $820,000 or $0.02 per fully diluted share compared to $601,000 or $0.02 per diluted share for the fourth quarter of 2009.

Michael R. Welch, the Company’s CEO commented, “2010 was a banner year for XPO in which we made solid gains in both growth and profitability. We continue to believe that our integrated asset-light platform is well positioned for anything the economy can throw at us in 2011. We look forward to increased revenue and bottom line growth in 2011.”

“Our management team has continued to execute on its growth strategy in 2010 and we are excited about the possibilities in 2011,” stated Board Chairman, Jim Martell.

Updated final earnings announcement date

Management will conduct a conference call Thursday, February 24, 2011 at 10:00 a.m. EST to discuss the Company’s fourth quarter financial results.  Those interested in accessing a live or archived Webcast of the call should visit the Company’s Website at www.express-1.com.  Those wishing to take part in the live teleconference call can dial 877-407-0782 with international participants dialing 201-689-8567.  A playback will be available until midnight on March 3, 2011.  To listen to the playback, please call 877-660-6853.  Use account number 286 and conference ID number 367218.

About Express-1 Expedited Solutions, Inc.

Express-1 Expedited Solutions, Inc. is a non-asset based services organization focused on premium transportation through its business units, Express-1, Inc. (Buchanan, Michigan), Concert Group Logistics, Inc. (CGL) (Downers Grove, Illinois), and Bounce Logistics, Inc. (South Bend, Indiana). These business units are focused on premium services that include same-day, time-sensitive transportation and domestic and international freight forwarding. Serving more than 4,000 customers, the Company’s premium transportation offerings are provided through one of six operations centers; Buchanan, Michigan; South Bend, Indiana; Downers Grove, Illinois; Rochester Hills, Michigan; Tampa, Florida, and Miami, Florida. Express-1 Expedited Solutions, Inc. is publicly traded on the NYSE AMEX Equities Exchange under the symbol XPO. For more information about the Company, visit www.xpocorporate.com

Forward-Looking Statements

This press release contains forward-looking statements that may be subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management's current expectations or beliefs, as well as assumptions made by and information currently available to management. These forward-looking statements, which may include statements regarding our future financial performance or results of operations, including expected revenue growth, cash flow growth, future expenses, future operating margins and other future or expected performance are subject to risks.  These risks include: the acquisition of businesses or the launch of new lines of business could increase operating expenses and dilute operating margins; increased competition could lead to negative pressure on our pricing and the need for increased marketing; the inability to maintain, establish or renew relationships with customers, whether due to competition or other factors; the inability to comply with regulatory requirements governing our business operations; and to the general risks associated with our businesses.

In addition to the risks and uncertainties discussed above, you can find additional information concerning risks and uncertainties that would cause actual results to differ materially from those projected or suggested in the forward-looking statements in the reports that we have filed with the Securities and Exchange Commission.  The forward-looking statements contained in this press release represent our judgment as of the date of this release and you should not unduly rely on such statements. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release.  In light of these risks and uncertainties, the forward-looking events and circumstances discussed in the filing may not occur, and actual results could differ materially from those anticipated or implied in the forward-looking statements.

Express-1 Expedited Solutions, Inc.
Consolidated Balance Sheets

	December 31,	December 31,
	2010	2009
Assets
Current assets:
Cash	$561,000	$495,000
Accounts receivable, net of allowances of $136,000 and $225,000, respectively	24,272,000	17,569,000
Prepaid expenses	257,000	158,000
Deferred tax asset, current	314,000	353,000
Income Tax Receivable	1,348,000	-
Other current assets	813,000	459,000
Total current assets	27,565,000	19,034,000

Property and equipment, net of $3,290,000 and $2,651,000 in accumulated depreciation, respectively	2,960,000	2,797,000
Goodwill	16,959,000	16,959,000
Identified intangible assets, net of $2,827,000 and $2,198,000 in accumulated amortization, respectively	8,546,000	9,175,000
Loans and advances	126,000	30,000
Other long-term assets	516,000	1,044,000
Total long-term assets	29,107,000	30,005,000
Total assets	$56,672,000	$49,039,000

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$8,756,000	$6,769,000
Accrued salaries and wages	1,165,000	310,000
Accrued expenses, other	2,877,000	2,272,000
Line of credit	-	6,530,000
Current maturities of long-term debt	1,680,000	1,215,000
Other current liabilities	773,000	968,000
Total current liabilities	15,251,000	18,064,000

Line of credit	2,749,000	-
Notes payable and capital leases, net of current maturities	2,083,000	213,000
Deferred tax liability, long-term	2,032,000	1,156,000
Other long-term liabilities	544,000	1,202,000
Total long-term liabilities	7,408,000	2,571,000

Stockholders’ equity:
Preferred stock, $.001 par value; 10,000,000 shares, no shares issued or outstanding	-	-
Common stock, $.001 par value; 100,000,000 shares authorized; 32,687,522 and 32,215,218 shares issued, respectively; and 32,507,522 and 32,035,218 shares outstanding, respectively	33,000	32,000
Additional paid-in capital	27,208,000	26,488,000
Treasury stock, at cost, 180,000 shares held	(107,000)	(107,000)
Accumulated earnings	6,879,000	1,991,000
Total stockholders’ equity	34,013,000	28,404,000
Total liabilities and stockholders' equity	$56,672,000	$49,039,000

Express-1 Expedited Solutions, Inc.
Consolidated Statements of Operations

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2010	2009	2010	2009
Revenues
Operating revenue	$41,557,000	$31,610,000	$157,987,000	$100,136,000
Expenses
Direct expense	35,134,000	26,452,000	130,587,000	83,396,000
Gross margin	6,423,000	5,158,000	27,400,000	16,740,000
Sales, general and administrative expense	5,062,000	4,036,000	18,954,000	13,569,000
Operating income from continuing operations	1,361,000	1,122,000	8,446,000	3,171,000
Other expense	38,000	23,000	140,000	51,000
Interest expense	65,000	31,000	205,000	105,000
Income from continuing operations before income tax	1,258,000	1,068,000	8,101,000	3,015,000
Income tax provision	438,000	467,000	3,213,000	1,325,000
Income from continuing operations	820,000	601,000	4,888,000	1,690,000
Income from discontinued operations, net of tax	-	-	-	15,000
Net income	$820,000	$601,000	$4,888,000	$1,705,000

Basic income per share
Income from continuing operations	$0.03	$0.02	$0.15	$0.05
Income from discontinued operations	-	-	-	-
Net income	0.03	0.02	0.15	0.05

Diluted income per share
Income from continuing operations	0.02	0.02	0.15	0.05
Income from discontinued operations	-	-	-	-
Net income	$0.02	$0.02	$0.15	$0.05

Weighted average common shares outstanding
Basic weighted average common shares outstanding	32,498,040	32,035,218	32,241,383	32,035,218
Diluted weighted average common shares outstanding	34,025,726	32,270,463	33,115,981	32,167,447

Express-1 Expedited Solutions, Inc.
Comparative Financial Table
For the Twelve Months Ended December 31,

			Year to Year Change		Percent of Revenue
	2010	2009	In Dollars	In Percentage	2010	2009
Revenues
Express-1	$76,644,000	$50,642,000	$26,002,000	51.3%	48.5%	50.6%
Concert Group Logistics	65,222,000	41,162,000	24,060,000	58.5%	41.3%	41.1%
Bounce Logistics	19,994,000	10,425,000	9,569,000	91.8%	12.7%	10.4%
Intercompany Eliminations	(3,873,000)	(2,093,000)	(1,780,000)	-85.0%	-2.5%	-2.1%
Total Revenues	157,987,000	100,136,000	57,851,000	57.8%	100.0%	100.0%

Direct Expenses
Express-1	59,226,000	39,874,000	19,352,000	48.5%	77.3%	78.7%
Concert Group Logistics	58,549,000	36,979,000	21,570,000	58.3%	89.8%	89.8%
Bounce Logistics	16,685,000	8,636,000	8,049,000	93.2%	83.5%	82.8%
Intercompany Eliminations	(3,873,000)	(2,093,000)	(1,780,000)	-85.0%	100.0%	100.0%
Total Direct Expenses	130,587,000	83,396,000	47,191,000	56.6%	82.7%	83.3%
Gross Margin
Express-1	17,418,000	10,768,000	6,650,000	61.8%	22.7%	21.3%
Concert Group Logistics	6,673,000	4,183,000	2,490,000	59.5%	10.2%	10.2%
Bounce Logistics	3,309,000	1,789,000	1,520,000	85.0%	16.5%	17.2%
Total Gross Margin	27,400,000	16,740,000	10,660,000	63.7%	17.3%	16.7%
Selling, General & Administrative
Express-1	9,812,000	7,322,000	2,490,000	34.0%	12.8%	14.5%
Concert Group Logistics	4,791,000	3,062,000	1,729,000	56.5%	7.3%	7.4%
Bounce Logistics	2,444,000	1,331,000	1,113,000	83.6%	12.2%	12.8%
Corporate	1,907,000	1,854,000	53,000	2.9%	1.2%	1.9%
Total Selling, General & Administrative	18,954,000	13,569,000	5,385,000	39.7%	12.0%	13.6%
Operating Income from Continuing Operations
Express-1	7,606,000	3,446,000	4,160,000	120.7%	9.9%	6.8%
Concert Group Logistics	1,882,000	1,121,000	761,000	67.9%	2.9%	2.7%
Bounce Logistics	865,000	458,000	407,000	88.9%	4.3%	4.4%
Corporate	(1,907,000)	(1,854,000)	(53,000)	-2.9%	-1.2%	-1.9%
Operating Income from Continuing Operations	8,446,000	3,171,000	5,275,000	166.4%	5.3%	3.2%
Interest Expense	205,000	105,000	100,000	95.2%	0.1%	0.1%
Other Expense	140,000	51,000	89,000	174.5%	0.1%	0.1%
Income from Continuing Operations Before Tax	8,101,000	3,015,000	5,086,000	168.7%	5.1%	3.0%
Tax Provision	3,213,000	1,325,000	1,888,000	142.5%	2.0%	1.3%
Income from Continuing Operations	4,888,000	1,690,000	3,198,000	189.2%	3.1%	1.7%
Income from Discontinued Operations, Net of Tax	-	15,000	(15,000)	-100.0%	0.0%	0.0%
Net Income	$4,888,000	$1,705,000	$3,183,000	186.7%	3.1%	1.7%

Express-1 Expedited Solutions, Inc.
Comparative Financial Table
For the Three Months Ended December 31,

			Quarter to Quarter Change		Percent of Revenue
	2010	2009	In Dollars	In Percentage	2010	2009
Revenues
Express-1	$18,468,000	$16,960,000	$1,508,000	8.9%	44.4%	53.7%
Concert Group Logistics	17,624,000	12,423,000	5,201,000	41.9%	42.4%	39.3%
Bounce Logistics	6,500,000	3,336,000	3,164,000	94.8%	15.6%	10.6%
Intercompany Eliminations	(1,035,000)	(1,109,000)	74,000	6.7%	-2.4%	-3.6%
Total Revenues	41,557,000	31,610,000	9,947,000	31.5%	100.0%	100.0%

Direct Expenses
Express-1	14,868,000	13,775,000	1,093,000	7.9%	80.5%	81.2%
Concert Group Logistics	15,896,000	11,027,000	4,869,000	44.2%	90.2%	88.8%
Bounce Logistics	5,405,000	2,759,000	2,646,000	95.9%	83.2%	82.7%
Intercompany Eliminations	(1,035,000)	(1,109,000)	74,000	6.7%	100.0%	100.0%
Total Direct Expenses	35,134,000	26,452,000	8,682,000	32.8%	84.5%	83.7%
Gross Margin
Express-1	3,600,000	3,185,000	415,000	13.0%	19.5%	18.8%
Concert Group Logistics	1,728,000	1,396,000	332,000	23.8%	9.8%	11.2%
Bounce Logistics	1,095,000	577,000	518,000	89.8%	16.8%	17.3%
Total Gross Margin	6,423,000	5,158,000	1,265,000	24.5%	15.5%	16.3%
Selling, General & Administrative
Express-1	2,657,000	2,003,000	654,000	32.7%	14.4%	11.8%
Concert Group Logistics	1,209,000	1,113,000	96,000	8.6%	6.9%	9.0%
Bounce Logistics	748,000	427,000	321,000	75.2%	11.5%	12.8%
Corporate	448,000	493,000	(45,000)	-9.1%	1.1%	1.6%
Total Selling, General & Administrative	5,062,000	4,036,000	1,026,000	25.4%	12.2%	12.8%
Operating Income from Continuing Operations
Express-1	943,000	1,182,000	(239,000)	-20.2%	5.1%	7.0%
Concert Group Logistics	519,000	283,000	236,000	83.4%	2.9%	2.3%
Bounce Logistics	347,000	150,000	197,000	131.3%	5.3%	4.5%
Corporate	(448,000)	(493,000)	45,000	9.7%	-1.1%	-1.6%
Operating Income from Continuing Operations	1,361,000	1,122,000	239,000	21.3%	3.3%	3.5%
Other Expense	38,000	23,000	15,000	65.2%	0.1%	0.1%
Interest Expense	65,000	31,000	34,000	109.7%	0.2%	0.1%
Income from Continuing Operations Before Tax	1,258,000	1,068,000	190,000	17.8%	3.0%	3.4%
Tax Provision	438,000	467,000	(29,000)	-6.2%	1.1%	1.5%
Net Income	$820,000	$601,000	$219,000	36.4%	2.0%	1.9%